Exhibit 23(a) Independent Auditors' Consent

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement 333-59765 of Lincoln Benefit Life Company on Form S-3 of our report dated February 25, 2000, appearing in the Annual Report on Form 10-K of Lincoln Benefit Life Company for the year ended December 31, 1999 and of our reports dated February 25, 2000 and March 27, 2000 appearing in the Statement of Additional Information on Form N-4 dated April 25, 2000 of Lincoln Benefit Life Company and Lincoln Benefit Life Variable Annuity Account, respectively. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.





Chicago, Illinois
April 28, 2000

                          Exhibit 23(b) Consent of Attorneys


Joan E. Boros                                                       202-965-8150


                                            April 27, 2000


Lincoln Benefit Life Company
Lincoln Benefit Life Variable Annuity Account
Lincoln Benefit Life Centre
Lincoln, Nebraska  68501-0469

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in this Post-Effective Amendment No. 2 to the Registration Statement No. 333-59765 of Lincoln Benefit Life Variable Annuity Account on Form S-3. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                               Very truly yours,

                               Jorden Burt Boros Cichetti Berenson & Johnson LLP

                               /s/ Joan E. Boros
                            By:----------------------